Exhibit 99.1

LNB Bancorp, Inc. Reports Third Quarter 2009 Results

  Net interest income increases 16 percent 3Q09 vs. 3Q08
  Significant loan loss provision taken
  LNB takes market share lead in Lorain County

LORAIN, Ohio--(BUSINESS WIRE)--October 30, 2009--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported a net loss of $4,376,000 or $.64 per share for the three months ended September 30, 2009, compared with net income of $1,823,000 or $.25 per diluted share reported for the same period a year ago.

“A significant loan loss provision recorded in the third quarter impacted our net earnings,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp. “The pre-provision core earnings* performance for the third quarter was highly impressive with solid revenue gains. Net interest income increased by more than 16 percent in the third quarter this year compared to the third quarter a year ago.”

Pre-provision core earnings* equaled $3,965,000 for the third quarter of 2009 compared to $2,889,000 for the third quarter a year ago, an increase of 37.2 percent. Pre-provision core earnings* for the first nine months of 2009 were $10,258,000, compared with $7,674,000 for the first nine months of 2008, an increase of 33.7 percent.

Asset quality issues continue to pose challenges for the industry. The company recorded a loan loss provision of $11,067,000 in the third quarter of 2009 as a result of an increase in problem loans and declining values of collateral in real estate loans in the third quarter of 2009.

“We feel that this provision is a prudent business decision that will help ensure that potential losses are appropriately covered,” said Klimas. “Our pre-provision core earnings* performance continues to demonstrate the strength of our company.” Klimas added that the current economic environment remains challenging. “We continue to be vigilant as we manage through these uncertain economic conditions," he said.

“One positive sign of the strength of our core business is found in the most recent FDIC report on deposit market share,” said Klimas. “For the first time in 15 years, Lorain National Bank has taken the No. 1 position in market share in Lorain County. Such an achievement is testimony of our continued focus on growing our business and the dedication and hard work of our associates.”

Total deposits at the end of the third quarter this year were $968,991,000, up from $895,662,000 at the end of last year’s third quarter. Total assets at the end of the third quarter 2009 were $1,181,179,000 compared with $1,109,501,000 at the end of the third quarter of 2008. Total portfolio loans at September 30, 2009 were $813,600,000, up from $793,542,000 at September 30, 2008.

For the first nine months of 2009, the company reported a net loss of $2,543,000, or $.48 per share, compared with net income of $2,135,000 or $.29 per diluted share for the same period a year ago. Net loss available to common shareholders was $4,695,000 for the third quarter of 2009 and $3,480,000 for the first nine months of 2009.

Key Performance Measures

Net interest income for the third quarter of 2009 was $9,578,000, a 16 percent increase compared with net interest income of $8,229,000 for the third quarter a year ago and 4.9 percent higher than the net interest income of $9,134,000 in the second quarter of 2009. For the first nine months of 2009, net interest income was $27,610,000, compared to $23,888,000 in the first nine months of 2008, a 15.5 percent increase.

The bank’s net interest margin on a fully tax-equivalent basis rose slightly to 3.30 percent in the third quarter this year from 3.28 percent in the second quarter 2009 and up from 3.28 in the third quarter a year ago.

Noninterest income was $3,124,000 for the third quarter of 2009, down slightly from $3,158,000 in the third quarter a year ago. Investment and trust service income and other fees showed increases in comparison to recent quarters when such income had been slowed by the downturn in stock market activity.

Noninterest expense was $8,737,000 for the third quarter of 2009, compared to $8,498,000 in the third quarter of 2008 and $9,480,000 in the second quarter of 2009. Expenses were significantly impacted by a $566,000 increase in FDIC fees in the third quarter of 2009, compared to the same quarter last year.

In terms of asset quality, the allowance for loan losses at September 30, 2009 was $22,556,000 or 2.77 percent of outstanding loans. Net charge-offs for the third quarter of 2009 were $1,489,000, compared with $990,000 in the third quarter a year ago and $1,081,000 for the second quarter of 2009. The allowance to nonperforming loans was 53.68 percent at September 30, 2009, up from 39.17 percent at June 30, 2009.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 21 retail-banking locations and 28 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include significant increases in competitive pressure in the banking and financial services industries; changes in the interest rate environment which could reduce anticipated or actual margins; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition; persisting volatility and limited credit availability in the financial markets, particularly if initiatives undertaken by the U.S. government do not have the intended effect on the financial markets; limitations on the Company’s ability to raise funding to the extent required by banking regulators or otherwise; limitations on the Company’s ability to return capital to shareholders and dilution of the Company’s common shares that may result from the terms of the Capital Purchase Program (“CPP”), pursuant to which the Company issued securities to the United States Department of the Treasury (the “U.S. Treasury”); increases in interest rates or further weakening economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; asset price deterioration, which has had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; general economic conditions, either nationally or regionally (especially in northeastern Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; changes occurring in business conditions and inflation; changes in technology; changes in trade, monetary, fiscal and tax policies; changes in the securities markets, in particular, continued disruption in the fixed income markets and adverse capital market conditions; continued disruption in the housing markets and related conditions in the financial markets; and changes in general economic conditions and competition in the geographic and business areas in which the Company conducts its operations, particularly in light of the recent consolidation of competing financial institutions; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the Securities and Exchange Commission.. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At September 30, 2009	At December 31, 2008
	(unaudited)

	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$18,670	$21,723
Federal funds sold and short-term investments	16,004	15,200
Cash and cash equivalents	34,674	36,923
Interest-bearing deposits in other banks	357	352
Securities:
Trading securities, at fair value	8,865	11,261
Available for sale, at fair value	273,144	223,052
Total Securities	282,009	234,313
Restricted stock	4,985	4,884
Loans held for sale	1,707	3,580
Loans:
Portfolio loans	813,600	803,551
Allowance for loan losses	(22,556)	(11,652)
Net loans	791,044	791,899
Bank premises and equipment, net	10,311	11,504
Other real estate owned	1,071	1,108
Bank owned life insurance	16,282	15,742
Goodwill, net	21,582	21,582
Intangible assets, net	1,040	1,142
Accrued interest receivable	4,337	4,290
Other assets	11,780	8,816
Total Assets	$1,181,179	$1,136,135

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$93,200	$93,994
Savings, money market and interest-bearing demand	290,553	292,679
Certificates of deposit	585,238	534,502
Total deposits	968,991	921,175
Short-term borrowings	31,422	22,928
Federal Home Loan Bank advances	43,005	53,357
Junior subordinated debentures	20,620	20,620
Accrued interest payable	2,820	3,813
Accrued taxes, expenses and other liabilities	9,323	7,183
Total Liabilities	1,076,181	1,029,076
Shareholders' Equity
Preferred Shares, Series A Voting, no par value, authorized 750,000 shares, none issued at September 30, 2009 and December 31, 2008	-	-
Preferred stock, Series B, no par value, 25,223 shares authorized and issued at September 30, 2009 and December 31, 2008	25,223	25,223
Discount on Series B preferred stock	(134)	(146)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 7,623,857 at September 30, 2009 and December 31, 2008	7,624	7,624
Additional paid-in capital	37,852	37,783
Retained earnings	36,733	41,682
Accumulated other comprehensive income	3,646	839
Treasury shares at cost, 328,194 shares at September 30, 2009 and at December 31, 2008	(6,092)	(6,092)
Total Shareholders' Equity	104,998	107,059
Total Liabilities and Shareholders' Equity	$1,181,179	$1,136,135

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$11,536	$11,976	$34,507	$36,514
Securities:
U.S. Government agencies and corporations	2,554	1,861	7,566	5,795
State and political subdivisions	261	203	760	551
Trading securities	88	209	334	738
Other debt and equity securities	65	82	183	214
Federal funds sold and short-term investments	19	54	52	130
Total interest income	14,523	14,385	43,402	43,942

Interest Expense
Deposits	4,326	5,135	13,829	17,041
Federal Home Loan Bank advances	351	646	1,131	1,769
Short-term borrowings	43	93	111	354
Junior subordinated debenture	225	282	721	890
Total interest expense	4,945	6,156	15,792	20,054
Net Interest Income	9,578	8,229	27,610	23,888
Provision for Loan Losses	11,067	471	15,360	5,609
Net interest income (loss) after provision for loan losses	(1,489)	7,758	12,250	18,279

Noninterest Income
Investment and trust services	496	441	1,405	1,560
Deposit service charges	1,211	1,258	3,332	3,559
Other service charges and fees	766	704	2,108	2,030
Income from bank owned life insurance	213	154	540	735
Other income	51	67	216	736
Total fees and other income	2,737	2,624	7,601	8,620
Securities gains, net	88	223	674	506
Gains on sale of loans	341	298	963	642
Gains (loss) on sale of other assets, net	(42)	13	(13)	(122)
Total noninterest income	3,124	3,158	9,225	9,646

Noninterest Expense
Salaries and employee benefits	3,610	3,828	11,130	11,467
Furniture and equipment	1,039	1,049	3,370	3,080
Net occupancy	571	556	1,785	1,816
Outside services	657	522	2,001	1,996
Marketing and public relations	228	247	767	829
Supplies, postage and freight	311	408	951	1,092
Telecommunications	208	189	596	635
Ohio Franchise tax	232	225	689	670
FDIC assessments	743	177	2,032	237
Other real estate owned	89	285	263	892
Electronic banking expenses	209	237	598	747
Loan and collection expense	385	256	963	716
Other expense	455	519	1,432	1,683
Total noninterest expense	8,737	8,498	26,577	25,860
Income (loss) before income tax expense (benefit)	(7,102)	2,418	(5,102)	2,065
Income tax expense (benefit)	(2,726)	595	(2,559)	(70)
Net Income (Loss)	$(4,376)	$1,823	$(2,543)	$2,135
Dividends and accretion on preferred stock	319	-	937	-
Net Income (Loss) Available to Common Shareholders	$(4,695)	$1,823	$(3,480)	$2,135

Net Income (Loss) Per Common Share
Basic	$(0.64)	$0.25	$(0.48)	$0.29
Diluted	(0.64)	0.25	(0.48)	0.29
Dividends declared	0.01	0.09	0.19	0.45
Average Common Shares Outstanding
Basic	7,295,663	7,295,663	7,295,663	7,295,663
Diluted	7,295,663	7,295,663	7,295,663	7,295,663

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
END OF PERIOD BALANCES
Assets	$1,181,179	$1,232,095	$1,109,501	$1,181,179	$1,109,501
Deposits	968,991	1,014,724	895,662	968,991	895,662
Portfolio loans	813,600	803,549	793,542	813,600	793,542
Allowance for loan losses	22,556	12,978	11,355	22,556	11,355
Shareholders' equity	104,998	107,679	80,340	104,998	80,340

AVERAGE BALANCES
Assets:
Total assets	$1,236,055	$1,202,197	$1,082,869	$1,202,958	$1,064,967
Earning assets	1,169,229	1,133,466	1,010,388	1,134,258	989,045
Securities	350,352	325,030	219,642	322,550	218,246
Total loans	818,877	808,436	790,746	811,708	763,577
Liabilities and shareholders' equity:
Total deposits	$1,018,968	$995,775	$870,622	$988,443	$863,643
Interest bearing deposits	924,479	903,018	783,264	895,861	777,790
Interest bearing liabilities	1,021,900	990,496	907,753	991,361	885,453
Total shareholders' equity	108,307	108,255	79,292	108,091	83,532

INCOME STATEMENT
Net interest income	$9,578	$9,134	$8,229	$27,610	$23,888
Net interest income-FTE (1)	9,714	9,274	8,342	28,006	24,202
Provision for loan losses	11,067	2,484	471	15,360	5,609
Noninterest income	3,124	3,244	3,158	9,225	9,646
Noninterest expense	8,737	9,480	8,498	26,577	25,860
Taxes	(2,726)	(102)	595	(2,559)	(70)
Net income (loss)	(4,376)	516	1,823	(2,543)	2,135
Less Preferred stock dividend and accretion	319	319	-	937	-
Net income (loss) available to common shareholders	(4,695)	197	1,823	(3,480)	2,135

PER SHARE DATA
Basic net income (loss) per common share	$(0.64)	$0.03	$0.25	$(0.48)	$0.29
Diluted net income (loss) per common share	(0.64)	0.03	0.25	(0.48)	0.29
Cash dividends per common share	0.01	0.09	0.09	0.19	0.45
Basic average common shares outstanding	7,295,663	7,295,663	7,295,663	7,295,663	7,295,663
Diluted average common shares outstanding	7,295,663	7,295,663	7,295,663	7,295,663	7,295,663

KEY RATIOS
Return on average assets (2)	-1.40%	0.17%	0.67%	-0.28%	0.27%
Return on average common equity (2)	-16.03%	1.91%	9.15%	-3.15%	3.48%
Efficiency ratio	68.06%	75.73%	73.90%	71.38%	76.40%
Noninterest expense to average assets (2)	2.80%	3.16%	3.12%	2.95%	3.23%
Average equity to average assets	8.76%	9.00%	7.32%	8.99%	7.66%
Net interest margin	3.25%	3.23%	3.24%	3.25%	3.20%
Net interest margin (FTE) (1)	3.30%	3.28%	3.28%	3.30%	3.24%

ASSET QUALITY
Nonperforming loans	$42,018	$33,133	$17,445	$42,018	$17,445
Other real estate owned	1,071	1,170	1,799	1,071	1,799
Total nonperforming assets	43,089	34,303	19,244	43,089	19,244
Net Charge Offs	1,489	1,081	990	4,456	2,074
Total nonperforming loans to total loans	5.16%	4.12%	2.20%	5.16%	2.20%
Total nonperforming assets to total assets	3.65%	2.78%	1.73%	3.65%	1.73%
Net charge-offs to average loans (2)	0.72%	0.54%	0.50%	0.73%	0.36%
Allowance for loan losses	2.77%	1.62%	1.43%	2.77%	1.43%
Allowance to nonperforming loans	53.68%	39.17%	65.09%	53.68%	65.09%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended September 30,		Nine Months Ended September 30,

	2009	2008	2009	2008

Pre-provision Core Earnings*	$3,965	$2,889	$10,258	$7,674
Provision for Loan Losses	11,067	471	15,360	5,609
Income (loss) before income tax expense (benefit)	(7,102)	2,418	(5,102)	2,065

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses.

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643